SECURITY AGREEMENT Stocks, Bonds and Possessory Collateral	DATE OF AGREEMENT 12/05/2000
DEBTOR NAME AND ADDRESS	PLEDGOR NAME AND ADDRESS	LENDER NAME AND ADDRESS
Golsen, Jack E. 16 South Pennsylvania Oklahoma City, OK 73103	Sylvia H. Golsen	Bank Of The West Clinton Branch P.O. Box 1207 Clinton, OK 73601

I. GRANT OF SECURITY INTEREST. For value received, the Undersigned whether one or more (hereinafter individually referred to as "Debtor" or "Pledgor" as their capacities are above set forth) hereby grants to Lender named above a security interest in the property described in Paragraph II, which property is hereinafter referred to collectively as "Collateral." This security interest is given to secure all the obligations of the Debtor and of the Pledgor to lender as more fully set forth in Paragraphs III and IV hereof.

II. COLLATERAL. The Collateral includes: (A) All specifically described Collateral; (B) All proceeds of Collateral; and (C) Other property as indicated below.

(A)	SPECIFICALLY DESCRIBED COLLATERAL
370000 share(s) of L.S.B. Industries common/preferred stock evidenced by certificate number SEE ATTACHED EXHIBIT.

(B)	ALL PROCEEDS of the specifically described Collateral regardless of kind, character or form (including, but not limited to, renewals, extensions, redeposits, reissues or any other changes in form of the rights represented thereby), together with any stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock or other property, new securities, or any other property to which Undersigned may hereafter become entitled to receive by reason of the specifically described Collateral; and in the event Undersigned receives any such property, Undersigned agrees immediately to deliver same to Lender to be held by Lender in the same manner as Collateral specifically

(C)	OTHER PROPERTY which shall be deemed Collateral shall include all dividends and interest paid in cash on the Collateral, provided, however, that Lender at its option may permit such dividends and/or interest to be received and retained by Undersigned, but provided further, that Lender may at any time terminate such permission. Collateral shall further include without limitation, all money, funds, or property owned by Undersigned which is now or which hereafter may be possessed or controlled by Lender whether by pledge, deposit or otherwise.

III. OBLIGATIONS SECURED BY THIS AGREEMENT. The security interest herein granted is given to secure all of the obligations of Debtor or Pledgor to Lender including: (a) The performance of all of the agreements, covenants and warranties of the Debtor or Pledgor as set forth in any agreement between Debtor or Pledgor and Lender; (b) All liabilities of Debtor or Pledgor to Lender of every kind and description including: (1) all future advances, (2) both direct and indirect liabilities, (3) liabilities due or to become due and whether absolute or contingent, and (4) liabilities now existing or hereafter arising and however evidenced; (c) All extensions and renewals of liabilities of Debtor or Pledgor to Lender for any term or terms to which Undersigned hereby consents; (d) All interest due or to become due on the liabilities of Debtor or Pledgor to Lender; (e) All expenditures by Lender involving the performance of or enforcement of any agreement, covenant or warranty provided for by this or any other agreement between the parties; and (f) All costs, attorney fees, and other expenditures of Lender in the collection and enforcement of any obligation or liability of Debtor or Pledgor to Lender and in the collection and enforcement of or realization upon any of the Collateral.

IV. FUTURE ADVANCES. It is specifically agreed that the obligations of Debtor and Pledgor secured by this Agreement include all future advances by Lender to Debtor as set forth in Paragraph III above.

V. ADDITIONAL PROVISIONS. The Undersigned agrees to the Additional Provisions set forth on page two hereof, the same being incorporated herein by reference.

RECEIPT FOR COLLATERAL	SIGNATURE(S)
By:________________________________ Ritchie Johnston, President	/s/ Sylvia Golsen ____________________________ Sylvia H. Golsen _______________________________ _____________________________ _________________________________ ______________________________

Form 0406764 FCHAR12052000120235P                      (C) Copyright 7/97 American Bank Systems